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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824

                           NEXTEL COMMUNICATIONS, INC.

                    PROSPECTUS SUPPLEMENT DATED MAY 30, 2000
                       TO PROSPECTUS DATED APRIL 26, 2000

         The prospectus is amended to reflect the 2-for-1 common stock split effected in the form of a stock dividend payable June 6, 2000 to stockholders of record on May 26, 2000. As a result of the stock split, holders may convert the 4.75% convertible senior notes due 2007 into common stock, at any time before July 1, 2007 or the earlier redemption or repurchase of the convertible notes, at a conversion price of $23.654 per share, subject to adjustment in specified events. As a result, an aggregate of 25,365,688 shares of common stock may be issuable upon conversion of the convertible notes and those shares as well as 200,000 shares of common stock held by another selling security holder may be offered by the prospectus dated April 26, 2000, as amended.

         Pursuant to Rule 429 under the Securities Act of 1933, this prospectus supplement also relates to Registration Statement No. 333-88971 pursuant to which the convertible notes and some of the shares of common stock were originally registered.